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                               GREATFOOD.COM, INC.

                            1997 STOCK INCENTIVE PLAN

                             as amended May 21, 1998
                         as further amended May 6, 1999

      1. Purposes. The purposes of this 1997 Stock Incentive Plan (the "Plan") are to enable GreatFood.com, Inc., a Washington corporation (the "Company"), and its affiliated entities to attract and retain the services of selected employees, officers, directors, consultants, agents, independent contractors and other key contributors and to provide additional incentive to such individuals to exert their best efforts on behalf of the Company and to provide recognition and remuneration for any such persons for services rendered.

      2. Shares Subject to the Plan. Subject to adjustment as provided in
Section 10, the stock to be offered under the Plan shall consist of shares of the Company's common stock ("Stock"). The total number of shares of Stock that may be issued granted under the Plan shall not exceed in the aggregate 1,600,000 shares. If an option, performance unit or other grant issued under the Plan shall expire, terminate or otherwise expire for any reason, the unissued shares shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors of the Company (the "Board of Directors").

      3. Effective Date and Duration of the Plan.

            (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors (the "Effective Date"), but no option granted under the Plan shall become exercisable until the Plan is approved by the shareholders of the Company entitled to vote thereon (by written consent or at an annual or special meeting thereof). Subject to this limitation, options may be granted at any time after the Effective Date and before termination of the Plan.

            (b) Duration. The Plan shall continue in effect until, in the aggregate, options have been granted and exercised with respect to all of the shares available pursuant to Section 2 (subject to any adjustments under Section
15); provided, however, that unless sooner terminated by action of the Board of Directors, the Plan shall terminate on, and no option shall be granted on or after, the tenth anniversary of the Effective Date. The Board of Directors shall have the right to suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination or suspension of the Plan shall not affect any right of the Company to repurchase shares or the forfeitability of shares previously issued under the Plan.

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      4. Administration.

            (a) The Plan shall be administered by the Board of Directors, which shall determine and designate from time to time the persons to whom awards may be made (which persons may be employees, officers, directors, consultants, agents, independent contractors or other persons who have been or are expected to be key contributors to the progress of the Company and its affiliated corporations, as conclusively determined by the Board of Directors), the number of shares to be covered by each award, and all other terms and conditions relating to each award. Subject to the provisions of the Plan, the Board of Directors from time to time may adopt rules and regulations relating to administration of the Plan, amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to awards or the underlying stock (except those restrictions imposed by law), and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and the respective agreements thereunder by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

            (b) The Board of Directors by resolution may delegate to a committee of the Board of Directors consisting of one or more members (the "Committee") any or all authority for administration of the Plan. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to such Committee, except that only the Board of Directors may amend, modify, suspend or terminate the Plan as provided in Sections 3 and 17.

      5. Grants, Awards and Sales.

            (a) Type of Security. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Section 5(b); (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options") as provided in Section 5(c); (iii) award stock bonuses as provided in
Section 7; (iv) sell shares subject to restrictions as provided in Section 8;
(v) grant cash bonus rights as provided in Section 9; (vi) grant performance units as provided in Section 10; and (vii) grant foreign qualified awards as provided in Section 11. The Board of Directors shall select the persons to whom awards shall be made. The Board of Directors shall specify the action taken with respect to each person granted any award under the Plan.


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            (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                  (i) Incentive Stock Options granted under the Plan will be treated as Non-Statutory Stock Options to the extent that the aggregate fair market value (as of the dates the options were granted) of Stock with respect to which options otherwise qualifying as Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under the Plan and any other plan of the Company or any parent or subsidiary of the Company providing for options described in Section 422(b) of the Code) exceeds $100,000. This Section 5(b)(i) shall be applied to Incentive Stock Options exercisable for the first time in the calendar year to which it applies in the order such options were granted.

                  (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (including any such stock that the employee is considered as owning pursuant to Section 425(d) of the Code) only if the option price is at least 110 % of the fair market value of the Stock subject to the option on the date it is granted, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                  (iii) Incentive Stock Options may be granted under the Plan only to employees of the Company or any parent or subsidiary of the Company, including employees who are directors. Except as provided in Section 13 of this Plan, no Incentive Stock Option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any parent or subsidiary of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.

                  (iv) Subject to subsections (i), (ii) and (iii) of this
Section 5(b) and subject to Sections 13 and 15(b), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                  (v) The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 5(b)(ii), the option price shall not be less than 100% of the fair market value of the shares covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares covered by an Incentive Stock Option shall be determined by the Board of Directors.


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

            (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

                  (i) Subject to Sections 8 and 15(b), unless otherwise established by the Board of Directors, any Non-Statutory Stock Option shall terminate 10 years after the date it is granted.

                  (ii) The option price per share shall be determined by the Board of Directors at the time of grant. The option price may be more or less than or equal to the fair market value of the shares covered by the Non-Statutory Stock Option on the date the option is granted. The fair market value of shares covered by a Non-Statutory Stock Option shall be determined by the Board of Directors.

      6. Vesting of Options. To ensure that the Company will achieve the purpose and receive the benefits contemplated in this Plan, options granted under this Plan shall be exercisable according to a vesting schedule or other conditions established by the Board, except that the Board of Directors may provide that options may be fully vested and exercisable upon grant, all as the Board of Directors determines.

      7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transfer-ability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. Unless otherwise determined by the Board of Directors, shares awarded as a stock bonus to an officer may not be sold until six months after the date of the award. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance


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

of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

      8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. Unless otherwise determined by the Board of Directors, shares issued under this Section 8 to an officer may not be sold until six months after the shares are issued. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

      9. Cash Bonus Rights.

            (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock bonuses awarded or previously awarded and (iii) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors with respect to a cash bonus right granted to a person who is neither an officer nor a director of the Company, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order


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

as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

            (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75 percent.

            (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

            (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to Section 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to Section 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

            (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

      10. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of


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time, but not in any event more than 10 years. The goals established by the
Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors with respect to a performance unit granted to a person who is neither an Officer nor a director of the Company, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

      11. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.


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

      12. Nontransferability. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law. Any purported transfer or assignment in violation of this provision shall be void.

      13. Termination of Employment, Death or Disability.

            (a) Termination; Retirement. Unless specified otherwise in the relevant option agreement, in the case of an optionee who is an employee of the Company or a parent or subsidiary of the Company, if the optionee's employment is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in Section 13(b) below, any option held by such optionee may be exercised at any time prior to the earlier of its expiration date or three months after the date of such termination of employment (or, if such is not a regular business day, on the last preceding business day), but only if and to the extent the optionee was entitled to exercise the option on the date of such termination. Subject to such terms and conditions as the Board of Directors may determine, the Board of Directors may extend the exercise period any length of time not later than the expiration date of the option and may increase the portion of the option that may be exercised on termination, provided that any extension of the exercise period of an Incentive Stock Option shall be subject to a written acknowledgment by the optionee that the extension disqualifies the option as an Incentive Stock Option.

            (b) Death or Disability. Unless specified otherwise in the relevant option agreement, in the case of an optionee who is an employee of the Company or a parent or subsidiary of the Company, if the optionee's employment is terminated because of death or disability (as defined below), the option, including portions not yet exercisable, shall vest fully and be exercisable for all shares covered thereby during the period up to the earlier of the expiration of 12 months from the date of death or disability or the expiration of the option. If such an optionee's employment is terminated by death, any option held by the optionee shall be exercisable only by the person or persons to whom such optionee's rights under such option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. Subject to such terms and conditions as the Board of Directors may determine, the Board of Directors may extend the exercise period any length of time not later than the expiration date of the option, provided that any extension of the exercise period of an Incentive Stock Option shall be subject to a written acknowledgment by the optionee or the optionee's personal representative that the extension may disqualify the option as an Incentive Stock Option. For the purposes of this Plan, "disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code.

            (c) Termination of Option. To the extent that an option held by the estate of any deceased optionee or by any optionee whose employment is terminated is


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not exercised within the limited periods provided above, all further rights to purchase shares pursuant to such option and all other related rights shall terminate at the end of such periods.

      14. Exercise Option and Purchase of Shares. Shares may be purchased or acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 10 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Options may not be exercised for fractional shares. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including cash which may be the proceeds of a loan from the Company) or by bank or certified check of the optionee. The Board of Directors may determine at the time the option is granted as to Incentive Stock Options, or at any time before exercise as to Non-Statutory Stock Options, that additional forms of payment will be permitted (which may include shares of common stock of the Company) and any terms, conditions or limitations upon such additional forms of payment. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the option was exercised, pay to the Company all amounts necessary to satisfy any applicable federal, state, and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before or after delivery of the certificates, the optionee shall pay such amount to the Company on demand.

      15. Changes in Capital Structure.

            (a) Stock Splits, Recapitalization. In the event that the outstanding shares of Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company or shares of a different par value, through recapitalization, reclassification, stock split, amendment to the Company's Articles of Incorporation or reverse stock split (other than transactions described in Section 10(b), the Board of Directors shall make an appropriate and proportionate adjustment in the maximum number and/or kind of securities allocated to options that have been granted under the Plan with a corresponding adjustment in the price for each share or other unit of any security covered by the options.


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            (b) Change of Control. Upon the effective date of a Change of
Control of the Company, this Plan and any option granted hereunder shall terminate unless provisions be made in writing, approved by the Board of Directors, in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options granted under it, or the new options substituted therefor, shall continue in the manner and under the terms so provided. Nevertheless, in the event a transaction is approved by the Company's Board of Directors or shareholders which when effective would constitute a Change of Control, or if such approval is not required then upon the announcement of a transaction which if effective would constitute a Change of Control, then all options, including portions not yet exercisable, shall vest fully and be exercisable for all shares covered by such option and each optionee shall be entitled, for at least ten days prior to the effective date of any such transaction constituting a Change of Control of the Company, to purchase the full number of shares under such option. In addition, if the Board of Directors has approved a provision for the continuation for the Plan and the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor corporation or a parent or subsidiary thereof, then the optionee also has the election, in the optionee's discretion, to have his option so continued or substituted.

      A "Change of Control" of the Company shall mean (a) any sale, consolidation, merger or recapitalization, the effect of which is a material change to the capital structure of the Company, other than such a transaction in which the holders of the Stock immediately prior to the transaction continue to hold a majority in interest of the voting stock of the surviving corporation immediately after that transaction, (b) any sale or other transfer of substantially all of the assets of the Company, (c) the adoption of any plan or proposal for liquidation or dissolution of the Company or (d) the consummation of any other transaction the effect of which is to cause any person not with power to direct or cause direction of the management or policies of the Company prior thereto to gain such power.

      16. Corporate Acquisitions. The Board of Directors may also grant options having terms, conditions and provisions which vary from those specified in this Plan, provided that any options granted pursuant to this Section are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.


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

      17. Amendment of the Plan. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 15, however, no change in an award already issued shall be made without the written consent of the holder of such award. Furthermore, unless approved by the shareholders of the Company entitled to vote thereon (by written consent or at an annual or special meeting thereof, and by such approval as may be required therefor by applicable law and the Articles of Incorporation and the Bylaws of the Company), no amendment or change shall be made in the Plan (a) increasing the total number of shares that may be issued under the Plan, (b) reducing the minimum purchase prices specified in the Plan, (c) increasing the maximum option periods, or (d) permitting the issuance of Stock under the Plan to a class of persons other than those presently eligible to receive Stock under the Plan.

      18. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an award or otherwise under the Plan unless such issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotations system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Company shall not be obliged to register options or Stock granted or purchased under the Plan.

      The Board in its option may require as a condition to the grant and/or exercise of any option, any action or agreement by an optionee as may from time to time be necessary to comply with the federal and state securities laws, the Internal Revenue Code of 1986, as amended, and/or set forth the provisions and restrictions described in Section 4 and other matters, including restrictions on transfer and repurchase rights and obligations, all as the Board of Directors may determine from time to time.

      19. Employment Rights. Nothing in the Plan or any award or Stock granted, issued or sold pursuant to the Plan shall confer upon (i) any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or to interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation, or (ii) any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

      20. Rights as a Shareholder. The holder of an award shall have no rights as a shareholder with respect to any shares covered by any award until the date of issue of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Date of adoption of the Plan by the Board of Directors: September 25, 1997.

Date of adoption of the Plan by the Shareholders: September 25, 1997.

Date of approval of increases to option pool by the Board of Directors:
                                                                    May 21, 1998
                                                                     May 6, 1999


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